Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2020 RESULTS
SUNNYVALE, CALIF. January 13, 2021 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2020 financial results ahead of its participation at the 39th Annual JP Morgan Healthcare Conference on January 11-14, 2021.
Financial and Operational Highlights
•Fourth quarter 2020 worldwide da Vinci procedures increased approximately 6% compared with the fourth quarter of 2019, reflecting continued disruption caused by the COVID-19 pandemic. Full year 2020 worldwide da Vinci procedures increased approximately 1% compared with 2019.
•The Company shipped 326 da Vinci Surgical Systems in the fourth quarter of 2020, compared with 336 in the fourth quarter of 2019. The Company shipped 936 da Vinci Surgical Systems in 2020, compared with 1,119 systems in 2019.
•Preliminary fourth quarter 2020 revenue of approximately $1.33 billion increased by 4% compared with $1.28 billion in the fourth quarter of 2019. Preliminary 2020 revenue of approximately $4.36 billion decreased by 3% compared with $4.48 billion in 2019.
Preliminary Results
The Company expects fourth quarter 2020 revenue of approximately $1.33 billion, an increase of 4% compared with $1.28 billion in the fourth quarter of 2019. The Company expects 2020 revenue of approximately $4.36 billion, a decrease of 3% compared with $4.48 billion in 2019. The unaudited results in this press release are preliminary and subject to the completion of the Company’s final closing procedures and annual independent audit and, therefore, are subject to adjustment.
Preliminary fourth quarter 2020 instruments and accessories revenue increased by 11% to approximately $747 million, compared with $671 million in the fourth quarter of 2019, primarily driven by growth in da Vinci procedure volume and stocking orders associated with the Company's launch of Extended Use Instruments. Preliminary full year 2020 instruments and accessories revenue increased by 2% to approximately $2.46 billion, compared with $2.41 billion for 2019, primarily driven by growth in da Vinci procedure volume.
Fourth quarter 2020 da Vinci procedures increased approximately 6% compared with the fourth quarter of 2019. In 2020, approximately 1,243,000 surgical procedures were performed with da Vinci Surgical Systems, an increase of 1% compared with 1,229,000 surgical procedures performed with da Vinci Surgical Systems in 2019. The 2020 procedure results reflect significant disruption caused by the COVID-19 pandemic.
Preliminary fourth quarter 2020 systems revenue decreased by 12% to approximately $367 million, compared with $416 million in the fourth quarter of 2019. Preliminary full year 2020 systems revenue decreased by 12% to approximately $1.18 billion, compared with $1.35 billion in 2019. The Company shipped 326 da Vinci Surgical Systems in the fourth quarter of 2020, compared with 336 systems in the fourth quarter of 2019. The fourth quarter 2020 system shipments included 120 shipped under operating lease and usage-based arrangements, compared with 126 systems in the fourth quarter of 2019. The Company shipped 936 da Vinci Surgical Systems in 2020, compared with 1,119 systems in 2019. The 2020 system shipments included 317 systems shipped under operating lease and usage-based arrangements, compared with 384 systems in 2019.

Impact of COVID-19 Pandemic
During 2020, da Vinci procedure volumes and system placements were significantly impacted by the COVID-19 pandemic, as healthcare systems around the world diverted resources to respond to COVID-19. The impact of the COVID-19 pandemic on the Company's business has, and continues to, differ by geography and region. In the U.S., for example, while da Vinci procedures have recovered a significant portion of the pre-COVID-19 levels, the resurgence of COVID-19 in some states has had, and will likely continue to have, an adverse impact on the Company’s procedure volumes. Due to the continued uncertainty around the scope and duration of the pandemic globally, we cannot, at this time, reliably estimate the future impact on our operations and financial results.
Commenting on the announcement, Intuitive CEO Gary Guthart said, “Our customers continued to choose our products in the fourth quarter during a difficult healthcare environment. As we enter 2021, we remain focused on supporting our customers and advancing our innovative ecosystem of solutions aimed at improving surgery.”
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive website at: https://isrg.gcs-web.com/.
The Company is scheduled to present at the 2021 JP Morgan Healthcare Conference on January 13, 2021, at 8:40 a.m. Pacific Time. The Company is scheduled to report its fourth quarter 2020 results during a conference call on January 21, 2021, at which point the Company will discuss the 2020 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive website.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. At Intuitive, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings more than two decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci® Surgical System and the IonTM endoluminal system.
Da Vinci® and IonTM are trademarks or registered trademarks of Intuitive Surgical, Inc.
For more information, please visit the Company's website at www.intuitive.com.
Forward-Looking Statements
The Company has not filed its Form 10-K for 2020. As a result, all financial results described in this press release should be considered preliminary and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time that the Company is in a position to complete these filings. Actual results could differ materially from these preliminary results.
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2020 and the Company’s innovation across its ecosystem of products. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit procedures; the Company's ability to obtain accurate procedure volume information in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; disruption to the Company's supply chain; closures of the Company's facilities; delays in surgeon training; delays in gathering clinical evidence; the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases; diversion of management and other resources to respond to the COVID-19 pandemic; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 pandemic continues to disrupt local economies and causes economies in our key markets to enter prolonged recessions; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; the Company's completion and ability to successfully integrate acquisitions, including Schölly Fiberoptic's robotic endoscope business and Orpheus Medical; regulatory approvals, clearances and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; intellectual property positions and litigation; competition in the markets in which the Company operates; risks associated with the Company's operations outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; the Company's reliance on sole and single source suppliers; the results of legal proceedings to which the Company is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of the Company’s products and adequacy of training; the Company’s ability to expand into foreign markets; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as updated by the Company’s other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.